SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2003

Wells Real Estate Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

0-25739	58-2328421
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former name or former address, if changed since last report)

Item 5.	Other Events

Acquisition of Washington, DC Portfolio

On November 19, 2003, Wells OP, a Delaware limited partnership formed to acquire, own, lease and operate real properties on behalf of the Registrant, acquired: (1) all of the common stock in BCSP II Washington Properties, Inc. (“Washington, DC REIT”), a Maryland corporation qualifying as a real estate investment trust, which owns interests in three office buildings in the Washington, DC area (the “Washington, DC REIT Buildings”), through its ownership in various operating entities; and (2) all of the membership interest in 4250 North Fairfax Property LLC (“Fairfax Property LLC”), a Delaware limited liability company which owns a 14-story office building located in Arlington, Virginia (the “4250 North Fairfax Arlington Building”) for an aggregate purchase price of approximately $347.0 million (collectively, the “Washington, DC Portfolio”). The Washington, DC Portfolio was acquired from Beacon Capital Strategic Partners II, L.P. (“Beacon Partners”), a Delaware limited partnership. Beacon Partners is not in any way affiliated with the Registrant, Wells OP or Wells Capital, Inc., the advisor.

Washington, DC REIT Buildings

The Washington, DC REIT Buildings consist of an eight-story office building located at 400 Virginia Avenue (the “400 Virginia Building”); a 12-story office building located at 1201 Eye Street (the “US Park Service Building”); and a 12-story office building located at 1225 Eye Street (the “1225 Eye Street Building”). Wells OP received a credit against the purchase price paid at closing in the amount of approximately $115.2 million representing the existing indebtedness held by Metropolitan Life Insurance Company (“Met Life”) secured by the US Park Service Building and the 1225 Eye Street Building.

400 Virginia Building

The Washington, DC REIT owns all of the membership interest in 400 Virginia Avenue LLC (“Virginia Avenue LLC”), a Delaware limited liability company which owns the 400 Virginia Building containing approximately 213,000 aggregate rentable square feet. The 400 Virginia Building, which was completed in 1985, is leased to various agencies of the United States government (approximately 37%), Lockheed Martin Corporation (approximately 22%), and 12 additional tenants (approximately 41%). The current aggregate annual base rent for the 14 tenants occupying the 400 Virginia Building is approximately $7.4 million.

US Park Service Building

The Washington, DC REIT owns all of the membership interest in 1201 Equity LLC, a Delaware limited liability company which owns a 49.5% membership interest in 1201 Eye Street, N.W. Associates LLC (“1201 Associates”), a Delaware limited liability company which owns the US Park Service Building containing approximately 269,000 aggregate rentable square feet. Approximately 50.0% of 1201 Associates is owned by One Franklin Plaza, LLC (“One Franklin”), a Delaware limited liability company, and the remaining approximately 0.5% of 1201 Associates is owned by six additional owners. Neither One Franklin nor any of the other owners of membership interests in 1201 Associates are affiliated in any way with the Registrant, Wells OP, or the advisor. 1201 Associates has three outstanding mortgage loans secured by the US Park Service Building having an aggregate outstanding principal balance, as of November 19, 2003, of approximately $96.9 million. The outstanding principal balance on the first mortgage loan held by Met Life, as of November 19, 2003, was approximately $67.6 million.

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The outstanding principal balance on the second mortgage loan, as of November 19, 2003, was approximately $7.5 million and is held by TZO Lending LLC (“TZO”), a Delaware limited liability company wholly-owned by Washington, DC REIT. The outstanding principal balance on the third mortgage loan, as of November 19, 2003, was approximately $21.9 million and is held by 1215 ESDI LLC (“ESDI”), a Delaware limited liability company which is wholly-owned by TZO.

The US Park Service Building, which was completed in 2001, is approximately 82% leased to the United States of America on behalf of the United States National Park Service (“Park Service”). Approximately 18% of the US Park Service Building is leased to four additional tenants. The current annual base rent payable under the Park Service lease, which expires in 2012, is approximately $8.2 million. The current aggregate annual base rent for the remaining four tenants occupying the US Park Service Building is approximately $2.1 million.

1225 Eye Street Building

The Washington, DC REIT owns all of the membership interest in 1225 Equity LLC, a Delaware limited liability company which owns a 49.5% membership interest in 1225 Eye Street, N.W. Associates LLC (“1225 Associates”), a Delaware limited liability company which owns the 1225 Eye Street Building containing approximately 218,000 aggregate rentable square feet. Approximately 50.0% of 1225 Associates is owned by One Franklin, and the remaining approximately 0.5% of 1225 Associates is owned by seven additional owners. None of the other owners of membership interests in 1225 Associates are affiliated in any way with the Registrant, Wells OP, or the advisor. 1225 Associates has two outstanding mortgage loans secured by the 1225 Eye Street Building having an aggregate outstanding principal balance, as of November 19, 2003, of approximately $67.8 million. The outstanding principal balance on the first mortgage loan held by Met Life, as of November 19, 2003, was approximately $47.6 million. The outstanding principal balance on the second mortgage loan, as of November 19, 2003, was approximately $20.2 million and is held by TTF Lending LLC (“TTF”), a Delaware limited liability company which is wholly-owned by Washington, DC REIT.

The 1225 Eye Street Building, which was completed in 1985, is approximately 93% leased to 24 tenants, and approximately 7% of the 1225 Eye Street Building is currently vacant. The current aggregate annual base rent for the 24 tenants occupying the 1225 Eye Street Building is approximately $6.6 million.

4250 North Fairfax Arlington Building

Wells OP acquired all of the membership interest in Fairfax Property LLC, which owns the 4250 North Fairfax Arlington Building, a 14-story office building containing approximately 304,000 aggregate rentable square feet located at 4250 North Fairfax Street in Arlington, Virginia. The 4250 North Fairfax Arlington Building, which was completed in 1998, is approximately 53% leased to Qwest Communications Corporation (“Qwest”). Approximately 46% of the 4250 North Fairfax Building is leased to four additional tenants, and approximately 1% of the 4250 North Fairfax Arlington Building is currently vacant. The current annual base rent payable under the Qwest lease, which expires in 2014, is approximately $3.0 million. The current aggregate annual base rent for the remaining six tenants occupying the 4250 North Fairfax Arlington Building is approximately $1.5 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST, INC. (Registrant)

By:	/s/ Leo F. Wells, III

Leo F. Wells, III President

Date: December 3, 2003

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